                                                                     EXHIBIT 1.1


                       FORD CREDIT AUTO LOAN MASTER TRUST
                      SERIES 1996-1 []% AND SERIES 1996-2
                    FLOATING RATE ASSET BACKED CERTIFICATES


                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                    (SELLER)


                                                   February [], 1996



                             UNDERWRITING AGREEMENT



CS FIRST BOSTON CORPORATION
As Representative of the
Several Underwriters,
Park Avenue Plaza
55 East 52nd Street, 37th Floor
New York, New York 10055

Dear Sirs:


         1. Introductory. Ford Credit Auto Receivables Corporation, a Delaware corporation (the "Seller"), proposes to sell $[] principal amount of its Series 1996-1 []% Asset Backed Certificates (the "Series 1996-1 Certificates") and $[] principal amount of its Series 1996-2 Floating Rate Asset Backed Certificates (the "Series 1996-2 Certificates" and together with the Series 1996-1 Certificates, the "Certificates") of the Ford Credit Auto Loan Master Trust (the "Trust"). Each Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust include, among other things, a pool of wholesale receivables (the "Receivables") generated from time to time pursuant to wholesale automobile loan revolving credit agreements and the related Collateral Security and certain monies due thereunder on or after December 31, 1995 (the "Cutoff Date"), such Receivables having been sold to the Trust and serviced for the Trust by Ford Motor Credit Company, a Delaware corporation (the "Servicer" or "Ford Credit"). The Certificates will be issued
in an aggregate principal amount of $[   ], which is approximately equal to []%
of the aggregate principal balance of the Receivables, as of the Cutoff Date. The Certificates will be issued pursuant to a pooling and servicing agreement (the
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"Agreement") dated as of December 31, 1991, among the Seller, the Servicer and
Chemical Bank, as Successor to Manufacturers Hanover Trust Company, as trustee (the "Trustee") and, in the case of the Series 1996-1 Certificates, the Series 1996-1 Supplement to the Agreement, and, in the case of the Series 1996-2 Certificates, the Series 1996-2 Supplement to the Agreement, each to be dated as of December 31, 1995 (together, the "Supplements"), among the Seller, Servicer and the Trustee. The Agreement and the Supplements are collectively referred to as the "Pooling and Servicing Agreement." In connection with the issuance of the Certificates the Trust and Ford Credit will enter into two interest rate swap agreements to be dated as of February 15, 1996 (together, the "Interest Rate Swap Agreements").

         Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

         2. Representations and Warranties of the Seller. The Seller represents and warrants to and agrees with the several underwriters named in
Schedule I hereto (the "Underwriters") (if there is only one Underwriter listed in Schedule I, then "Representative" and "Underwriters" shall each refer to such Underwriter) that:

                 (a) A registration statement (No. 333-00243), including two forms of prospectus, on Form S-3, in respect of the Series 1996-1 Certificates and the Series 1996-2 Certificates has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to the Underwriters, and may have been, and is proposed to be amended. Such registration statement, as amended at the time when it becomes effective, including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and each such form of prospectus, as then amended, is hereinafter referred to as a "Prospectus", with such forms together being referred to as the "Prospectuses." For purposes of this Agreement, "Effective Time" means the date and time as of which such Registration Statement is declared effective by the Commission, and "Effective Date" means the date of the Effective Time.

                 (b) On the Effective Date, the Registration Statement will conform, in all material respects to the requirements of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated





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therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Seller by the Underwriters expressly for use in the Registration Statement relating to such Certificates. On the date of this Agreement, the Registration Statement conforms, and at the Effective Time the Registration Statement and each Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (c) The consummation by the Seller of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Seller is a debtor or guarantor.

                 (d) This Agreement has been duly authorized, executed and delivered by the Seller.

         3. Purchase, Sale, and Delivery of Certificates. On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the aggregate principal amounts of the Certificates set forth opposite the names of the Underwriters in Schedule I hereto. The [Series 1996-1] Certificates are to be purchased at the purchase price of []% of the aggregate principal amount [and the Series 1996-2 Certificates are to be purchased at the purchase price of []% of the aggregate principal amount].

         Against payment of the purchase price in immediately available funds drawn to the order of the Seller, the Seller will deliver the Certificates to the Representative, for the account of the Underwriters, at the office of Brown & Wood on February 15, 1996 at 10:00 a.m., New York time, or at such other time not later than seven full business days thereafter as the Representa-





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tive and the Seller determine, such time being herein referred to as the
"Closing Date." The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

         4. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Series 1996-1 Certificates and the Series 1996-2 Certificates for sale to the public (which may include selected dealers), as set forth in the related Prospectuses.

         5. Covenants of the Seller. The Seller covenants and agrees with the Underwriters:

                 (a) If required, file each Prospectus with the Commission pursuant to and in accordance with subparagraph (1) of the Rule 424(b) not later than the time specified therein. The Seller will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

                 (b) To make no amendment or any supplement to the Registration Statement or to either of the Prospectuses as amended or supplemented prior to the Closing Date, without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same; and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to a Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or either of the Prospectuses as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                 (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Certificates for offering and sale under the securities laws of





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such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates, provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Certificates shall be at the Representative's expense.

                 (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits) and copies of the Prospectuses as amended or supplemented in such quantities as the Representative may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Effective Date and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Certificates, either (i) any event shall have occurred as a result of which either of the Prospectuses would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) for any other reason it shall be necessary during such same period to amend or supplement either of the Prospectuses as amended or supplemented, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to either of the Prospectuses which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Certificates at any time six months or more after the Closing Date, upon the Representative's request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act.

                 (e) To make generally available to Certificateholders of the Trust as soon as practicable after the Effective Date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Seller complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such Effective Date.

                 (f) The Seller will furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), each form of related preliminary prospectus, each of the Prospectuses and all amendments and





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supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably request.

                 (g) So long as any of the Certificates are outstanding, to furnish the Representative copies of all reports or other communications (financial or other) furnished to Certificateholders of the Trust, and to deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Seller as the Representative may from time to time reasonably request.

                 (h) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder including any fees charged by the rating agency or rating agencies that initially rate the Certificates, and the reasonable expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto required within six months from the Effective Date pursuant to Section 5(d) hereof) it being understood that, except as provided in this subsection
(h) and Section 9 hereof, the Underwriters will pay all their own costs and expenses, including, without limitation, the cost of printing any agreement among underwriters, transfer taxes on resale of the Certificates by the Underwriters, and any advertising expenses connected with any offers that the Underwriters may make. Notwithstanding anything to the contrary contained in the foregoing, (i) the Underwriters shall pay directly (A) all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and
(B) the reasonable fees and expenses of Brown & Wood, Underwriters' counsel and
(ii) the Seller shall pay (A) the Commission the filing fee with respect to the Certificates; (B) all fees of any rating agencies rating the Certificates; (C) all fees and expenses of the Trustee; (D) all reasonable fees and expenses of Kelley Drye & Warren, counsel to the Trustee; (E) all fees and expenses of Coopers & Lybrand relating to the letter referred to in Section 6(a) of the Underwriting Agreement; (F) all fees and expenses of accountants incurred in connection with the delivery of any accountant's or auditor's reports required pursuant to the Pooling and Servicing Agreement; (G) the cost of printing any preliminary and final prospectus relating to the Certificates, and the Registration Statement; and (H) any other fees and expenses incurred in connection with the performance of its obligations under the Underwriting Agreement.

                 (i) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the





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Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, to deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

                 (j) On or before the Closing Date, the Seller shall cause Ford Credit's computer records relating to the Receivables contained in any Accounts to be marked to show the Trusts absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables other than as permitted by the Pooling and Servicing Agreement.

                 (k) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

         6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

                 (a) On or prior to the Closing Date, Coopers & Lybrand shall have furnished to the Representative a letter dated as of the Closing Date substantially in the form and substance of the draft to which the Representative previously agreed.

                 (b) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Agreement or such later date as shall have been consented to by the Representative; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, shall be contemplated by the Commission.

                 (c) The Representative shall have received as of the Closing Date an officer's certificate signed by the Chairman of the Board, the President, the Executive Vice President Finance or





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the Treasurer of the Seller representing and warranting that, as of the Closing
Date, the representations and warranties of the Seller in this Agreement will be true and correct in all material respects, that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                 (d) Since the respective dates as of which information is given in each of the Prospectuses as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Trust, Seller, Ford Credit or Ford Motor Company or any material adverse change in the financial position or results or operations of the Trust, Seller, Ford Credit or Ford Motor Company otherwise than as set forth or contemplated in each of the Prospectuses, which in any such case makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in each of the Prospectuses as amended or supplemented.

                 (e) Subsequent to the execution and delivery of this Agreement, the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war which makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering of the delivery of the Certificates on the terms and in the manner contemplated in each of the Prospectuses as amended or supplemented.

                 (f) J.D. Bringard, Esq., Vice President - General Counsel of Ford Credit and the Seller, or other counsel satisfactory to the Representative in their reasonable judgment, shall have furnished to the Representative, his written opinion, dated the Closing Date, in form reasonably satisfactory to the Representative in its reasonable judgment, to the effect that:

                          (i) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.





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                          (ii)  This Agreement has been duly authorized,
         executed and delivered by the Seller.

                          (iii) The Pooling and Servicing Agreement and the Receivables Purchase Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, the Seller.

                          (iv)  The consummation of the transactions
         contemplated by this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and the Interest Rate Swap Agreements, and the fulfillment of the terms thereof, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Seller.

                          (v) The Certificates have been duly authorized and executed by the Seller; when authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to the Underwriting Agreement, the Certificates will constitute valid and binding obligations entitled to the benefits provided by the Pooling and Servicing Agreement.

                          (vi) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, the Registration Statement and each of the Prospectuses as amended or supplemented and any further amendments and supplements thereto made by the Seller prior to the Closing Date (other than the financial statements and other accounting information contained in the Registration Statement or either of the Prospectuses as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.





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                          (vii)  Such counsel believes that neither the
         Registration Statement (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) nor any amendment hereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (viii) Such counsel believes that at the Closing Date neither of the Prospectuses as amended or supplemented (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ix) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into either of the Prospectuses as amended or supplemented or required to be described in the Registration Statement or either of the Prospectuses as amended or supplemented which is not filed or incorporated by reference or described as required.

                          (x) Such counsel does not know of any legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in each of the Prospectuses as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Certificates.

                          (xi) The Certificates, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and this Agreement each conform in all material respects with the





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         descriptions thereof contained in the Registration Statement and the related Prospectuses.

                          (xii) The Seller has full power and authority to sell and assign the property sold or to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action.

                          (xiii) Prior to any sale or assignment thereof by the Seller to the Trust, the Seller was the sole owner of all right, title and interest in, and had good and marketable title to, the Receivables and the Collateral Security transferred by it to the Trust. The assignment of the Receivables and the Collateral Security, all documents and instruments relating thereto and all proceeds thereof to the Trustee, pursuant to the Pooling and Servicing Agreement, vest in the Trustee all interests which were purported to be conveyed thereby, were free and clear of any liens, security interests or encumbrance except as specifically permitted pursuant to the Pooling and Servicing Agreement.

                          (xiv) Immediately prior to the transfer of the Receivables to the Trustee, the Seller's interest in the Receivables, the Collateral Security, the security interests in the Vehicles securing the Receivables and the proceeds of each of the foregoing was perfected upon the filing of the UCC-1 financing statement the form of which is attached to such opinion with the Secretary of State of the State of Michigan and constituted a perfected first priority interest therein. If a court concludes that the transfer of the Receivables from the Seller to the Trustee is a sale, the interest of the Trustee in the Receivables, the Collateral Security, the security interests in the Vehicles securing the Receivables and the proceeds of each of the foregoing will be perfected upon the filing of the UCC-1 financing statement the form of which is attached to such opinion with the Secretary of State of the State of Michigan and will constitute a first priority perfected interest therein. If a court concludes that such transfer is not a sale, the Pooling and Servicing Agreement constitutes a grant by the Seller to the Trustee of a valid security interest in the Receivables, the Collateral Security, the security interests in the Vehicles securing the Receivables and the proceeds of each of the foregoing, which security interest is perfected upon the filing of the UCC-1 financing statement the form of which is attached to such opinion with the Secretary of State of the State of Michigan and will constitute a first priority perfected security interest therein. No filing or





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         other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan referred to above, is necessary to perfect and maintain the interest or the security interest of the Trustee in the Receivables, the Collateral Security, the security interests in the Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

                          (xv) The Seller is not, and will not as a result of the offer and sale of the Certificates as contemplated by this Agreement become, an "investment company" as defined in the Investment Company Act.

                          (xvi) The statements in each Prospectus under the heading "Certain Tax Matters--State and Local Tax Consequences" accurately describe the material Michigan tax consequences to holders of the Certificates.

                          Such opinion may be made subject to the
         qualifications that the enforceability of the terms of the Pooling and Servicing Agreement, the Receivables Purchase Agreement and the Certificates may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (g) J.D. Bringard, Esq., Vice President - General Counsel of Ford Credit and the Seller, or other counsel satisfactory to the Representative in their reasonable judgment, shall have furnished to the Representative his written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                          (i) Ford Credit has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                          (ii)  The indemnification agreement (the
         "Indemnification Agreement") dated as of the date hereof, between Ford Credit and the Underwriters, has been duly authorized, executed and delivered by Ford Credit.





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                          (iii)  The Pooling and Servicing Agreement, the
         Receivables Purchase Agreement and the Interest Rate Swap Agreements have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, Ford Credit.

                          (iv)  The consummation of the transactions
         contemplated by the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest Rate Swap Agreements and the Indemnification Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to Ford Credit and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole) upon any of the property or assets of Ford Credit pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which Ford Credit is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Ford Credit.

                          (v) Such counsel does not know of any legal or governmental proceedings pending to which Ford Credit is a party or of which any property of Ford Credit is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectuses as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of Ford Credit and its subsidiaries considered as a whole and will not materially and adversely affect the performance by Ford Credit of its obligations under, or the validity and enforceability of, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest Rate Swap Agreements or the Indemnification Agreement.

                          (vi)  Ford Credit had and has full power and
         authority to sell and assign the property sold and assigned or to be sold and assigned to the Seller pursuant to the Receivables Purchase Agreement and duly authorized such sale and assignment to the Seller by all necessary corporate action.





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                          (vii)  The statements in each Prospectus under the
         caption "Risk Factors--Certain Legal Aspects" and the caption "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                         (viii) The Receivables are "chattel paper"under the Uniform Commercial Code.

                          (ix)   Immediately prior to the sale of the
         Receivables to the Seller, Ford Credit owned the Receivables free and clear of any lien, security interest or charge. With respect to each Receivable constituting part of the trust, such Receivable is secured by a validly perfected first priority security interest in the vehicle financed thereby in favor of Ford Credit as a secured party or Ford Credit has instituted appropriate procedures that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority security interest in the vehicle financed thereby in favor of Ford Credit as a secured party. Each such Receivable has been duly and validly assigned to the Seller by Ford Credit.

                          (x) All filings necessary under applicable law to perfect both the sale of the Receivables by Ford Credit to the Seller pursuant to the Receivables Purchase Agreement have been made and, provided that neither Ford Credit nor the Seller relocated its principal place of business in a state other than Michigan and that Ford Credit maintains the list of Receivables for inspection by interested parties as described above, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of the Receivables either to the Seller pursuant to the Receivables Purchase Agreement or to the Trustee as Trustee of the Trust pursuant to the Pooling and Servicing Agreement.

                          (xi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not, and will not be as a result of the offer and sale of the Certificates contemplated by this Agreement, required to be registered under the Investment Company Act of 1940, as amended.

                          (xii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest

         Rate Swap Agreements or the Indemnification Agreement, except such as may be required under federal or state securities laws in connection with the acquisition by the Underwriters of the Certificates, filings with respect to the transfer of the Receivables to the Seller pursuant to the Receivables Purchase Agreement and to the Trustee pursuant to the Pooling and Servicing Agreement and such other approvals as have been obtained.

                          (xiii) Such counsel does not know of any legal or governmental proceedings pending to which either Ford Credit or the Seller is a party or of which any property of either Ford Credit or the Seller is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others (1) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest Rate Swap Agreements or the Indemnification Agreement, or (2) seeking adversely to affect the federal income tax attributes of the Certificates as described in each Prospectus under the heading "Certain United States Federal Income Tax Consequences."

                          (xiv)  Neither the issuance or sale of the
         Certificates, nor the execution and delivery of the Certificates, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest Rate Swap Agreements or Indemnification Agreement, including, without limitation, this Agreement nor the consummation of any of the other transactions contemplated herein or in the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Interest Rate Swap Agreements or Indemnification Agreement by Ford Credit or the Seller, as the case may be, contravenes or will contravene the terms of any material provision of any statute, order, or regulation applicable to Ford Credit or the Seller, as the case may be, the failure with which to comply could have a material adverse effect on Ford Credit and its subsidiaries considered as a whole or the Seller, as the case may be.

                 (h) Brown & Wood (or such other counsel satisfactory to the Representative) shall have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by Ford Credit to the Seller as a sale, and with respect to the characterization of the transfer of the Receivables from the Seller to the Trust, to the Representative and to Ford Credit, and such opinion shall be in substantially the form previously discussed with the Representative and their counsel and in any event satisfactory in form and in substance to the Representative and their counsel and to Ford Credit.

                 (i) Brown & Wood, special federal tax counsel to the Seller, shall have furnished to the Representative their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representative in its reasonable judgment, to the effect that the statements in the Registration Statement and each Prospectus under the headings "Certain Tax Matters" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                 (j) The Representative shall have received an opinion of Brown & Wood addressed to the Representative, dated the Closing Date, with respect to the validity of the Certificates and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (k) The Representative shall have received an opinion addressed to the Representative, the Seller and the Servicer of Kelley Drye & Warren, counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and to counsel to the Underwriters, to the effect that:

                          (i) The Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of New York with full corporate trust power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement and the Interest Rate Swap Agreement.

                          (ii) The Pooling and Servicing Agreement and the Interest Rate Swap Agreements have been duly executed and delivered by the Trustee, and, insofar as the laws governing the trust powers of the Trustee are concerned and assuming due authorization, execution and delivery thereof by the Seller and the Servicer, the Pooling and Servicing Agreement and the Interest Rate Swap Agreements each constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except
         (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          (iii) The Certificates have been duly authenticated and delivered by the Trustee.

                          (iv) Neither the execution nor delivery by the Trustee of the Pooling and Servicing Agreement, the Interest Rate Swap Agreements nor the consummation of any of the transactions by the Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or New York State law governing the trust powers of the Trustee, except such as have been obtained, made or taken.

                 (l) The Representative shall have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, the Executive Vice President-Finance or the Treasurer of each of Ford Credit, the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Seller and the Servicer contained in the Pooling and Servicing Agreement and the representations and warranties of Ford Credit and the Seller contained in the Receivables Purchase Agreement are true and correct in all material respects, that Ford Credit, the Seller or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                 (m) The Interest Rate Swap shall have been duly authorized, executed and delivered by each party thereto and all fees due and payable to Ford Credit thereunder shall have been paid in full on or prior to the Closing Date.

                 (n) The Certificates shall have been rated in the highest rating category by Standard & Poor's Corporation and Moody's Investors Service, Inc.

         7. Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through the Representative specifically for use therein; and provided further, that the Seller shall not be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of the Underwriters or such controlling person results from the fact that such Underwriter sold the Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related Prospectus or of the related Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to such Underwriter.

                 The indemnity agreement in this subsection (a) shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

                 (b) Each Underwriter will indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such action or claim.

                 The indemnity agreement in this subsection (b) shall be in addition to any liability which each Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seller within the meaning of the Act.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 10 hereof of the commencement of such actions but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                 (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the related Prospectus as amended or supplemented with respect to the Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold such Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related Prospectus or the related Prospectus as then supplemented or amended (excluding documents incorporated by reference), whichever is more recent, if the Seller has previously furnished copies thereof to such Underwriter. The Seller and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.
Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller (including, without limitation, Section 5(k)) or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Certificates.

         9. Failure to Purchase the Certificates. If the purchase of the Certificates shall not be consummated by the Underwriters because the condition set forth in Section 6(e) has not been met, then the Seller shall be under no liability to the Underwriters with respect to the Certificates except as provided in Section 5(h) and Section 7 hereof; but if for any other reason any Certificates are not delivered by the Seller as provided herein, the Seller will be liable to reimburse the Underwriters, through the Representative, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Certificates, but the Seller shall then have no further liability to any Underwriter with respect to such Certificates except as provided in Section 5(h) and Section 7 hereof. If any Underwriter or Underwriters default on their obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates, the Representative may make arrangements satisfactory to the Seller for the purchase of such Certificates by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Certificates and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Seller for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Seller, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

         10. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, 37th Floor, New York, New York 10055
Attention:  [      ], facsimile number (212) [        ], if sent to the Seller,
will be mailed, delivered or sent by facsimile transmission, and confirmed to it at Ford Credit Auto Receivables Corporation, The American Road, Dearborn, Michigan 48121, attention of the Secretary - facsimile number (313) 337-1160.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Seller and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         13. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.


                                         Very truly yours,

                                         FORD CREDIT AUTO RECEIVABLES
                                                 CORPORATION


                                         By:___________________________
                                            Name:
                                            Title:


Accepted in New York, New York,
as of the date hereof:

CS FIRST BOSTON CORPORATION
Acting on their own behalf and
as Representative of the
several Underwriters.



By:  _______________________________
     Name:
     Title:

                                   SCHEDULE I

Series 1996-1 Certificates

CS First Boston Corporation . . . . . . . . . . . . . .  $[        ]

[ ]   . . . . . . . . . . . . . . . . . . . . . . . . .  $[        ]

Series 1996-1 Certificate Total   . . . . . . . . . . .  $[        ]



Series 1996-2 Certificates

CS First Boston Corporation   . . . . . . . . . . . . .  $[        ]

Series 1996-2 Certificate Total   . . . . . . . . . . .  $[        ]